Exhibit 99.1

Westfield Financial, Inc. Reports Results for the Quarter Ended September 30, 2012 and Declares Regular and Special Dividends

WESTFIELD, Mass.--(BUSINESS WIRE)--October 29, 2012--Westfield Financial, Inc. (the “Company”) (NasdaqGS:WFD), the holding company for Westfield Bank (the “Bank”), reported net income of $1.4 million, or $0.06 per diluted share, for the quarter ended September 30, 2012, compared to $974,000, or $0.04 per diluted share, for the quarter ended June 30, 2012, and $1.5 million, or $0.06 per diluted share, for the quarter ended September 30, 2011.

For the nine months ended September 30, 2012, net income was $4.7 million, or $0.19 per diluted share, compared to $4.3 million, or $0.16 per diluted share, for the same period in 2011.

Selected financial highlights for the third quarter 2012 include:

  Net interest and dividend income was stable at $7.7 million for both the quarter ended September 30, 2012, and June 30, 2012, respectively. The net interest margin decreased 6 basis points from the second quarter 2012. This resulted from a decrease of 6 basis points in the yield on interest-earning assets partially offset by a decrease of 3 basis points in the cost of interest-bearing liabilities and an increase in interest-earning assets of $12.5 million.
  Noninterest income increased $280,000 primarily due to increases of $107,000 in income from bank-owned life insurance (“BOLI”) and $70,000 in fee income from the third-party mortgage company. In the second quarter 2012, management redeemed certain BOLI policies, which resulted in a charge to noninterest income of $102,000 for transferring the policies to a different carrier. In the third quarter 2012, the Bank recorded an increase of $70,000 in fees from the third-party mortgage company which was due to the referral of low rate residential loans to the mortgage company, rather than retaining them on the Bank’s balance sheet.
  Commercial real estate loans increased $6.1 million to $240.4 million and residential loans increased $1.0 million to $223.8 million. This was offset by a decrease of $8.3 million in commercial and industrial loans, which were $115.4 million at September 30, 2012. Commercial and industrial loans were impacted by lower utilization of lines of credit, which decreased by $4.8 million during the quarter. While in prior quarters management has used residential loan growth to supplement the loan portfolio, the long-term strategy remains focused on commercial lending. The Company hired two experienced commercial lenders during the second half of 2012.

Income Statement Discussion and Analysis

Net interest and dividend income was stable at $7.7 million for both the third and second quarters of 2012. The net interest margin, on a tax-equivalent basis, was 2.52% for the third quarter 2012, compared to 2.58% for the second quarter 2012. This resulted from a decrease of 6 basis points in the yield on interest-earning assets partially offset by a decrease of 3 basis points in the cost of interest-bearing liabilities and an increase in interest-earning assets of $12.5 million.

Net interest and dividend income increased $84,000 to $7.7 million for the three months ended September 30, 2012, as compared to $7.6 million for the same period in 2011. The increase in income was primarily the result of a $72.2 million increase in average interest-earning assets, driven by increases in both loans and securities.

For the nine months ended September 30, 2012, net interest and dividend income decreased $149,000 to $22.8 million, compared to $23.0 million for the same period in 2011. The net interest margin, on a tax-equivalent basis, was 2.55% and 2.69% for the nine months ended September 30, 2012 and 2011, respectively. The decrease in the net interest margin was due to the yield on interest-earning assets decreasing 35 basis points, partially offset by a decrease of 28 basis points in the cost of interest-bearing liabilities, both occurring as a result of the low interest rate environment.

Noninterest income increased $280,000 for the third quarter 2012 primarily due to increases of $107,000 in income from BOLI and $70,000 in fee income from the third-party mortgage company. In the second quarter 2012, management redeemed certain BOLI policies because of a sudden downgrade in the credit ratings of the insurance carrier and the carrier’s decision to close out its individual life policies to new sales. The redemption of BOLI resulted in a charge to noninterest income of $102,000 for transferring the policies to a different carrier. In the third quarter 2012, the Bank recorded an increase of $70,000 in fees from the third-party mortgage company due to management’s decision to refer low rate residential loans to the third-party mortgage company.

Noninterest expense was $6.8 million for both the quarters ended September 30, 2012, and June 30, 2012. Salaries and benefits increased $61,000 to $4.2 million in the third quarter and were offset by a decrease of $100,000 in professional fees primarily due to a one-time expense in the second quarter for $74,000 regarding the change of a retirement plan administrator.

Noninterest expense increased $863,000 to $20.5 million for the nine months ended September 30, 2012, compared to $19.6 million for the same period in 2011. Salaries and benefits increased $883,000 to $12.6 million for the nine months ended September 30, 2012, which was due to normal increases in salaries and benefits and the hiring of new personnel, particularly in the commercial lending and compliance divisions.

Income taxes were $481,000 for the third quarter 2012 and $561,000 for the second quarter 2012. This represents 25.7% and 36.5% of income before taxes for third and second quarters of 2012, respectively. The second quarter 2012 included an additional tax provision of $160,000, or 10.4% of income before income taxes, due to the redemption of BOLI.

Balance Sheet Growth

Total assets were stable at $1.3 billion at September 30, 2012, compared to June 30, 2012. Securities increased $10.5 million to $664.4 million at September 30, 2012, from $653.9 million at June 30, 2012. Cash flow from deposits and borrowings was reinvested in the securities portfolio during the third quarter 2012. Total assets increased $53.8 million from December 31, 2011.

During the third quarter 2012, commercial real estate loans increased $6.1 million to $240.4 million and residential loans increased $1.0 million to $223.8 million. This was offset by a decrease of $8.3 million in commercial and industrial loans, which were $115.4 million at September 30, 2012. Commercial and industrial loans were impacted by lower utilization of lines of credit, which decreased by $4.8 million during the quarter.

Total deposits increased $6.8 million to $754.4 million at September 30, 2012, compared to $747.6 million at June 30, 2012. For the nine months ended September 30, 2012, total deposits increased $21.5 million. Short-term borrowings and long-term debt decreased $10.0 million to $338.5 million at September 30, 2012, compared to $348.5 million at June 30, 2012. This was due to a decrease in borrowings from the Federal Home Loan Bank of Boston.

Shareholders’ equity was $211.7 million and $211.4 million, which represented 16.1% and 16.0% of total assets at September 30, 2012, and June 30, 2012, respectively. The increase in shareholders’ equity during the quarter reflects an increase in other comprehensive income of $4.7 million, due to the change in market value of securities, net income of $1.4 million for the quarter ended September 30, 2012, and an increase of $845,000 related to the recognition of share-based compensation and the exercise of 42,657 stock options. This was partially offset by the repurchase of 708,076 shares of our common stock at a cost of $5.3 million pursuant to the Company’s stock repurchase program and the payment of regular dividends amounting to $1.5 million.

On August 28, 2012, the Board of Directors authorized a stock repurchase program under which the Company may purchase up to 1,278,560 shares, or 5% of its outstanding common stock. There were 1,001,674 shares remaining to be purchased under the repurchase program as of September 30, 2012.

Credit Quality

The allowance for loan losses was $8.2 million at September 30, 2012, and $8.1 million at June 30, 2012, representing 1.40% and 1.38% of total loans, respectively. This represents 282% and 296% of nonperforming loans at September 30, 2012, and June 30, 2012, respectively.

An analysis of the changes in the allowance for loan losses is as follows:

	Three Months Ended
	September 30,	June 30,	September 30,
	2012	2012	2011
	(In thousands)

Balance, beginning of period	$8,065	$7,803	$7,073
Provision	218	260	15
Charge-offs	(123)	(47)	(16)
Recoveries	16	49	15
Balance, end of period	$8,176	$8,065	$7,087

During the third quarter 2012, nonperforming loans increased $174,000 to $2.9 million, representing 0.50% of total loans at September 30, 2012. Loans delinquent 30 – 89 days were $1.6 million at both September 30, 2012, and June 30, 2012. There are no loans 90 or more days past due and still accruing interest.

Declaration of Regular and Special Dividends

James C. Hagan, Chief Executive Officer stated, “The Board of Directors approved the declaration of a regular cash dividend of $0.06 per share and a special cash dividend of $0.10 per share. Both dividends are payable on November 26, 2012, to all shareholders of record on November 12, 2012.”

About Westfield Financial, Inc.

Westfield Financial, Inc. is a Massachusetts-chartered stock holding company and the parent company of Westfield Bank, Elm Street Securities Corporation, WFD Securities, Inc. and WB Real Estate Holdings, LLC. Westfield Financial and its subsidiaries are headquartered in Westfield, Massachusetts and operates through 12 banking offices in Agawam, East Longmeadow, Feeding Hills, Holyoke, Southwick, Springfield, West Springfield and Westfield, Massachusetts.

Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, and in subsequent filings with the Securities and Exchange Commission. The Company and the Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES Consolidated Statements of Income and Other Data (Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2012	2012	2011	2012	2011

INTEREST AND DIVIDEND INCOME:
Loans	$6,476	$6,377	$6,459	$19,234	$18,936
Securities	4,353	4,507	4,701	13,171	15,096
Other investments - at cost	23	25	14	70	46
Federal funds sold, interest-bearing deposits and other short-term investments	1	1	-	2	1
Total interest and dividend income	10,853	10,910	11,174	32,477	34,079

INTEREST EXPENSE:
Deposits	1,505	1,523	1,811	4,665	5,891
Long-term debt	1,618	1,623	1,716	4,872	5,071
Short-term borrowings	27	37	28	94	122
Total interest expense	3,150	3,183	3,555	9,631	11,084

Net interest and dividend income	7,703	7,727	7,619	22,846	22,995

PROVISION FOR LOAN LOSSES	218	260	15	698	529

Net interest and dividend income after provision for loan losses	7,485	7,467	7,604	22,148	22,466

NONINTEREST INCOME:
Total other-than-temporary impairment losses on securities	-	-	(536)	-	(576)
Portion of other-than-temporary impairment losses recognized in accumulated other comprehensive loss	-	-	474	-	474
Net other-than-temporary impairment losses recognized in income	-	-	(62)	-	(102)
Service charges and fees	617	521	501	1,649	1,465
Income from bank-owned life insurance	390	283	398	1,132	1,150
Gains on sales of securities, net	174	97	131	1,856	208
Loss on sale of other real estate owned	-	-	(25)	-	(25)
Total noninterest income	1,181	901	943	4,637	2,696

NONINTEREST EXPENSE:
Salaries and employees benefits	4,188	4,127	3,997	12,593	11,710
Occupancy	663	703	691	2,072	2,027
Data processing	544	523	473	1,595	1,437
Professional fees	432	532	524	1,401	1,525
FDIC insurance	152	155	207	450	555
OREO expense	11	21	31	48	52
Other	808	772	716	2,317	2,307
Total noninterest expense	6,798	6,833	6,639	20,476	19,613

INCOME BEFORE INCOME TAXES	1,868	1,535	1,908	6,309	5,549

INCOME TAX PROVISION	481	561	414	1,609	1,204
NET INCOME	$1,387	$974	$1,494	$4,700	$4,345

Basic earnings per share	$0.06	$0.04	$0.06	$0.19	$0.16

Weighted average shares outstanding	24,391,585	25,141,989	26,443,449	24,992,245	26,608,490

Diluted earnings per share	$0.06	$0.04	$0.06	$0.19	$0.16

Weighted average diluted shares outstanding	24,393,109	25,158,171	26,544,257	25,015,664	26,723,947

Other Data:

Return on average assets (1)	0.42%	0.30%	0.48%	0.48%	0.47%

Return on average equity (1)	2.61%	1.83%	2.65%	2.93%	2.62%

________________

(1) Three and nine months results have been annualized.

WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES Consolidated Balance Sheets and Other Data (Dollars in thousands, except per share data) (Unaudited)

	September 30,	June 30,	December 31,
	2012	2012	2011
Cash and cash equivalents	$11,653	$20,510	$21,105
Securities available for sale, at fair value	650,400	639,845	617,537
Federal Home Loan Bank of Boston and other restricted stock - at cost	14,045	14,045	12,438

Loans	582,732	584,006	554,156
Allowance for loan losses	8,176	8,065	7,764
Net loans	574,556	575,941	546,392

Bank-owned life insurance	45,835	45,445	44,040
Other real estate owned	1,130	1,130	1,130
Other assets	19,408	21,717	20,622

TOTAL ASSETS	$1,317,027	$1,318,633	$1,263,264

Total deposits	$754,408	$747,551	$732,958
Short-term borrowings	41,352	58,574	52,985
Long-term debt	297,166	289,970	247,320
Securities pending settlement	352	-	363
Other liabilities	12,092	11,108	10,650

TOTAL LIABILITIES	1,105,370	1,107,203	1,044,276

TOTAL SHAREHOLDERS' EQUITY	211,657	211,430	218,988

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,317,027	$1,318,633	$1,263,264

Book value per share	$8.37	$8.14	$8.14

Other Data:

30- 89 day delinquent loans	$1,577	$1,571	$1,848

Nonperforming loans	2,898	2,724	2,933

Nonperforming loans as a percentage of total loans	0.50%	0.47%	0.53%

Nonperforming assets as a percentage of total assets	0.31%	0.29%	0.32%

Allowance for loan losses as a percentage of nonperforming loans	282.13%	296.07%	264.71%

Allowance for loan losses as a percentage of total loans	1.40%	1.38%	1.40%

The following tables sets forth the information relating to our average balance at, and net interest income for, the three months ended September 30, 2012 and June 30, 2012, along with the three and nine months ended September 30, 2012 and 2011, and reflect the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.

	Three Months Ended
	September 30, 2012			June 30, 2012
	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$585,612	$6,517	4.45%	$568,215	$6,416	4.52%
Securities(2)	643,701	4,521	2.81	644,656	4,693	2.91
Other investments - at cost	15,920	23	0.58	14,988	25	0.67
Short-term investments(3)	5,220	1	0.08	10,110	1	0.04
Total interest-earning assets	1,250,453	11,062	3.54	1,237,969	11,135	3.60
Total noninterest-earning assets	66,183			66,651

Total assets	$1,316,636			$1,304,620

LIABILITIES AND EQUITY:
Interest-bearing liabilities
NOW accounts	$58,845	54	0.37	$62,027	64	0.41
Savings accounts	93,831	39	0.17	96,339	44	0.18
Money market accounts	176,729	197	0.45	169,360	193	0.46
Time certificates of deposit	316,612	1,215	1.54	315,892	1,222	1.55
Total interest-bearing deposits	646,017	1,505		643,618	1,523
Short-term borrowings and long-term debt	343,696	1,645	1.91	334,505	1,660	1.99
Interest-bearing liabilities	989,713	3,150	1.27	978,123	3,183	1.30
Noninterest-bearing deposits	104,402			101,701
Other noninterest-bearing liabilities	11,075			10,919
Total noninterest-bearing liabilities	115,477			112,620

Total liabilities	1,105,190			1,090,743
Total equity	211,446			213,877
Total liabilities and equity	$1,316,636			$1,304,620
Less: Tax-equivalent adjustment(2)		(209)			(225)
Net interest and dividend income		$7,703			$7,727
Net interest rate spread(4)			2.27%			2.30%
Net interest margin(5)			2.52%			2.58%
Ratio of average interest-earning
assets to average interest-bearing liabilities			126.35			126.57

(1) Loans, including non-accrual loans, are net of deferred loan origination costs and unadvanced funds.

(2) Securities, loan income and net interest income are presented on a tax-equivalent basis using a tax rate of 34%. The tax-equivalent adjustment is deducted from tax-equivalent net interest and dividend income to agree to the amount reported on the statements of income.

(3) Short-term investments include federal funds sold.

(4) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(5) Net interest margin represents tax-equivalent net interest and dividend income as a percentage of average interest-earning assets.

	Three Months Ended September 30,
	2012			2011
	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$585,612	$6,517	4.45%	$547,539	$6,498	4.75%
Securities(2)	643,701	4,521	2.81	608,580	4,881	3.21
Other investments - at cost	15,920	23	0.58	14,048	14	0.40
Short-term investments(3)	5,220	1	0.08	8,080	-	0.00
Total interest-earning assets	1,250,453	11,062	3.54	1,178,247	11,393	3.87
Total noninterest-earning assets	66,183			69,586

Total assets	$1,316,636			$1,247,833

LIABILITIES AND EQUITY:
Interest-bearing liabilities
NOW accounts	$58,845	54	0.37	$86,425	172	0.80
Savings accounts	93,831	39	0.17	103,297	112	0.43
Money market accounts	176,729	197	0.45	104,479	165	0.63
Time certificates of deposit	316,612	1,215	1.54	326,909	1,362	1.67
Total interest-bearing deposits	646,017	1,505		621,110	1,811
Short-term borrowings and long-term debt	343,696	1,645	1.91	300,448	1,744	2.32
Interest-bearing liabilities	989,713	3,150	1.27	921,558	3,555	1.54
Noninterest-bearing deposits	104,402			93,139
Other noninterest-bearing liabilities	11,075			9,179
Total noninterest-bearing liabilities	115,477			102,318

Total liabilities	1,105,190			1,023,876
Total equity	211,446			223,957
Total liabilities and equity	$1,316,636			$1,247,833
Less: Tax-equivalent adjustment(2)		(209)			(219)
Net interest and dividend income		$7,703			$7,619
Net interest rate spread(4)			2.27%			2.33%
Net interest margin(5)			2.52%			2.64%
Average interest-earning
assets to average interest-bearing liabilities			126.35			127.85

(1) Loans, including non-accrual loans, are net of deferred loan origination costs and unadvanced funds.

(2) Securities, loan income and net interest income are presented on a tax-equivalent basis using a tax rate of 34%. The tax-equivalent adjustment is deducted from tax-equivalent net interest and dividend income to agree to the amount reported on the statements of income.

(3) Short-term investments include federal funds sold.

(4) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(5) Net interest margin represents tax-equivalent net interest and dividend income as a percentage of average interest-earning assets.

	Nine Months Ended September 30,
	2012			2011
	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$569,820	$19,353	4.53%	$533,222	$19,057	4.77%
Securities(2)	637,095	13,712	2.87	620,136	15,632	3.36
Other investments - at cost	15,072	70	0.62	14,004	46	0.44
Short-term investments(3)	9,773	2	0.03	6,918	1	0.02
Total interest-earning assets	1,231,760	33,137	3.59	1,174,280	34,736	3.94
Total noninterest-earning assets	65,905			71,294

Total assets	$1,297,665			$1,245,574

LIABILITIES AND EQUITY:
Interest-bearing liabilities
NOW accounts	$63,019	221	0.47	$87,864	630	0.96
Savings accounts	96,034	147	0.20	105,563	427	0.54
Money market accounts	167,758	619	0.49	89,621	430	0.64
Time certificates of deposit	316,001	3,678	1.55	336,689	4,404	1.74
Total interest-bearing deposits	642,812	4,665		619,737	5,891
Short-term borrowings and long-term debt	327,797	4,966	2.02	306,619	5,193	2.26
Interest-bearing liabilities	970,609	9,631	1.32	926,356	11,084	1.60
Noninterest-bearing deposits	101,874			88,408
Other noninterest-bearing liabilities	10,758			9,494
Total noninterest-bearing liabilities	112,632			97,902

Total liabilities	1,083,241			1,024,258
Total equity	214,424			221,316
Total liabilities and equity	$1,297,665			$1,245,574
Less: Tax-equivalent adjustment(2)		(660)			(657)
Net interest and dividend income		$22,846			$22,995
Net interest rate spread(4)			2.27%			2.35%
Net interest margin(5)			2.55%			2.69%
Ratio of average interest-earning
assets to average interest-bearing liabilities			126.91			126.76

(1) Loans, including non-accrual loans, are net of deferred loan origination costs and unadvanced funds.

(2) Securities, loan income and net interest income are presented on a tax-equivalent basis using a tax rate of 34%. The tax-equivalent adjustment is deducted from tax-equivalent net interest and dividend income to agree to the amount reported on the statements of income.

(3) Short-term investments include federal funds sold.

(4) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(5) Net interest margin represents tax-equivalent net interest and dividend income as a percentage of average interest-earning assets.

CONTACT:
Westfield Financial, Inc.
James C. Hagan, 413-568-1911
President & CEO
or
Leo R. Sagan, Jr., 413-568-1911
CFO